Exhibit 99.1

EXANTAS CAPITAL CORP.

REPORTS RESULTS FOR

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020

Westbury, NY, November 4, 2020 - Exantas Capital Corp. (NYSE: XAN) (“Exantas” or the “Company”), a real estate investment trust that is primarily focused on originating, holding and managing commercial real estate mortgage loans and other commercial real estate-related debt investments, today reported results for the three and nine months ended September 30, 2020.

Significant Items

•

In July 2020, Exantas’s management agreement was acquired by a subsidiary of ACRES Capital Corp. (the “ACRES acquisition”), $50.0 million of 12.00% Senior Unsecured Notes due 2027 (“Senior Unsecured Notes due 2027”) were issued to Oaktree Capital Management, L.P. (“Oaktree”) and the Massachusetts Mutual Life Insurance Company (“MassMutual”) and the Company entered into a $250.0 million seven-year senior secured financing facility with MassMutual.

•

In September 2020, Exantas paid off its commercial real estate (“CRE”) term warehouse financing facilities, which remain active with total availability of $750.0 million, and liquidated the Exantas Capital Corp. 2018-RSO6, Ltd. (“XAN 2018-RSO6”) CRE debt securitization by refinancing the remaining assets on:

•	A new CRE debt securitization, which financed CRE loan commitments of $297.0 million at a weighted average cost of the one-month London Interbank Offered Rate (“LIBOR”) plus 3.13%; and
•	The senior secured financing facility with the MassMutual, which maintained availability of $121.5 million at September 30, 2020.
•	Exantas paid all previously accrued and current cash dividends on its 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) on October 30, 2020.
•

On November 2, 2020, the board of directors (the “Board”) authorized and approved the continued use of the Company’s existing share repurchase program in order to repurchase up to $20 million of the currently outstanding shares of the Company’s common stock over the next two quarters. Under the share repurchase program, the Company intends to repurchase shares through open market purchases, privately-negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board also authorized the Company to enter into written trading plans under Rule 10b5-1 of the Exchange Act. The Company cannot predict when or if it will repurchase any shares of common stock and the timing and amount of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions and other factors.

“During the third quarter, our priorities focused on enhancing the Company’s financial profile, stabilizing the existing loan portfolio, and positioning us to restart originating loans. Through our debt refinancings, we have significantly reduced our margin risk while improving our liquidity, which allowed us to resume payment of our preferred stock dividend,” stated Exantas’s Chief Executive Officer and President Mark Fogel. “Although the current environment remains challenging, with over $947 million available on our warehouse and secured facilities and our unsecured notes, we are well-positioned to restart loan originations and build on our positive momentum as we look to create long-term value for shareholders.”

Third Quarter Ended September 30, 2020 Results

•

GAAP net income allocable to common shares was $5.6 million, or $0.17 per share-diluted, for the three months ended September 30, 2020, as compared to GAAP net income allocable to common shares of $10.0 million, or $0.31 per share-diluted, for the three months ended September 30, 2019. GAAP net income allocable to common shares for the third quarter of 2020 included:

•	$3.4 million, or (0.10) per share-diluted, related to a net write down to fair value on the Company’s remaining CRE asset held for sale; and
•	$2.6 million, or $(0.08) per share-diluted, of nonrecurring transaction costs in connection with the ACRES acquisition.
•

Core Earnings were $3.1 million, or $0.09 per common share-diluted. Core Earnings, adjusted were $5.7 million, or $0.17 per common share-diluted, after adjustment for the nonrecurring transaction costs (see Schedule I).

•	GAAP book value was $6.03 per common share at September 30, 2020, as compared to $6.01 per common share at June 30, 2020.

Nine Months Ended September 30, 2020 Results

•

GAAP net loss allocable to common shares was $229.5 million, or $(7.16) per share-diluted, for the nine months ended September 30, 2020, as compared to GAAP net income allocable to common shares of $21.8 million, or $0.69 per share-diluted, for the nine months ended September 30, 2019. GAAP net loss allocable to common shares for the nine months ended September 30, 2020 included:

•

$180.3 million, or $(5.62) per share-diluted, of losses on the disposition of the Company’s commercial mortgage-backed securities (“CMBS”) portfolio financed with repurchase agreements and $5.8 million, or $(0.18) per share-diluted, of fair value adjustments on two CMBS investments that were not financed;

•	$48.5 million, or $(1.51) per share-diluted, of net non-cash provisions for credit losses; and
•	$8.1 million, or $(0.25) per share-diluted, related to net write down to fair value on the Company’s remaining CRE asset held for sale.
•

Core Earnings were $(162.3) million, or $(5.06) per common share-diluted. Core Earnings, adjusted were $20.6 million, or $0.64 per common share-diluted, after adjustments of $180.3 million, or $(5.62) per common share-diluted, for the realized losses incurred on the disposition of the Company’s CMBS portfolio and settlements of the repurchase agreements that financed that portfolio, and $2.6 million, or $(0.08) per common share-diluted, of nonrecurring transaction costs (see Schedule I).

Additional Items

Commercial Real Estate

•	Substantially all of Exantas’s $1.7 billion CRE loan portfolio comprises floating-rate senior whole loans at September 30, 2020.
•	Exantas’s CRE floating-rate whole loan portfolio had a weighted average spread of 3.41% over the weighted average one-month LIBOR floor of 1.92% at September 30, 2020.
•	All but two of the Company’s 105 CRE loans were current on debt service due through October 2020, including eight loans that are performing in accordance with forbearance agreements.
•

The Company executed short-term forbearance agreements and modifications that became effective during the three and nine months ended September 30, 2020 on six and 18 CRE loans, respectively, which provided payment relief to borrowers.

•	The Company had CRE loans with principal of $124.4 million and $350.4 million payoff, paydown or sell for the three and nine months ended September 30, 2020, respectively.
•

Non-recourse, non-mark-to-market collateralized loan obligation financings comprised approximately $1.2 billion, or 92%, of the approximately $1.3 billion of outstanding asset-specific borrowings at October 31, 2020.

CRE Debt Securitizations

•

Exantas liquidated XAN 2018-RSO6 on September 17, 2020 by repaying the $131.3 million of remaining notes with proceeds from the refinance of the securitization’s loans on the senior secured financing facility with MassMutual.

•

Exantas closed Exantas Capital Corp. 2020-RSO9, Ltd. (“XAN 2020-RSO9”) on September 23, 2020, which financed CRE loan commitments of $297.0 million and issued $275.1 million of non-recourse, floating-rate notes, of which $245.8 million were sold to third parties at a weighted average cost of one-month LIBOR plus 3.13%. The Company retained the Class E and Class F subordinated notes and the preferred shares in this securitization.

CECL Allowance

In January 2020, the Company adopted new accounting guidance that transitioned the allowance for credit losses to a current expected credit losses (“CECL”) model. The following table rolls forward Exantas’s allowance for credit losses (in thousands, except amount in footnotes):

Three Months Ended September 30, 2020
Allowance for credit losses at June 30, 2020	$61,091
Non-cash reversal of expected credit losses at September 30, 2020 (1)	(8,148)
Allowance for credit losses at September 30, 2020 (2)	$52,943

(1)	Excludes a $25,000 recovery of credit losses in connection with an interest receipt on a CRE loan that sold in the second quarter of 2020.
(2)	Represents the total non-cash reserves currently on Exantas’s consolidated balance sheet pursuant to CECL.

The Company recorded an $8.1 million reversal of expected credit losses in connection with loan payoffs and paydowns of $124.4 million, and the projected improvement in macroeconomic conditions and their expected impact on estimated credit losses in its loan portfolio.

Liquidity

At October 31, 2020, the Company’s available liquidity was $224.5 million, which consisted of $149.5 million in unrestricted cash and cash equivalents and $75.0 million of availability under the Oaktree and MassMutual Senior Unsecured Notes due 2027.

Common Stock Book Value, Economic Book Value and Total Stockholders’ Equity

The following table rolls forward the Company’s common stock book value from June 30, 2020 to September 30, 2020 and reconciles common stock book value to economic book value, a non-GAAP measure, at September 30, 2020 (see Schedule III) (in thousands, except per share data and amounts in footnotes):

	Total Amount	Per Share Amount
Common stock book value at June 30, 2020 (1)	$190,689	$6.01
Net income allocable to common shares (2)	5,571	0.17
Change in other comprehensive income:
Available-for-sale securities	106	—
Derivatives	466	0.01
Non-cash GAAP discount on Senior Unsecured Notes issuance (3)	3,108	0.09
Issuance of unexercised warrants (3)	—	(0.25)
Impact to equity of share-based compensation (4)	1,905	—
Total net increase	11,156	0.02
Common stock book value at September 30, 2020 (1)(5)	$201,845	$6.03

Reconciling items in arriving at economic book value at September 30, 2020:
Non-cash 4.50% Convertible Senior Notes’ unamortized discounts	(5,968)	(0.18)
Non-cash GAAP discount on Senior Unsecured Notes issuance (3)	(3,108)	(0.09)
Series C Preferred Stock redemption value in excess of carrying value	(4,045)	(0.12)
Economic book value at September 30, 2020	$188,724	$5.64
(1)

Per share calculations exclude unvested restricted stock, as disclosed on the consolidated balance sheets, of 34,833 and 331,681 shares at September 30, 2020 and June 30, 2020, respectively, and include warrants to purchase up to 1,400,000 shares of common stock at September 30, 2020, see footnote (3) below. The denominators for the calculations are 33,458,492 and 31,726,811 at September 30, 2020 and June 30, 2020, respectively.

(2)

The per share amount is calculated with the denominator referenced in footnote (1) at September 30, 2020. Net income per common share-diluted of $0.17 is calculated using the weighted average diluted shares outstanding during the three months ended September 30, 2020.

(3)

Exantas issued warrants to purchase an aggregate of 1,400,000 shares of common stock to Oaktree and MassMutual in connection with the issuance of the Senior Unsecured Notes due 2027. Upon issuance, the warrants were fair valued and recorded as a discount to the outstanding borrowings, offset in additional paid-in capital.

(4)	Per share amount calculations include 331,681 of additional shares of restricted stock that vested during the period.
(5)	Common stock book value is calculated as total stockholders’ equity of $317.8 million less preferred stock equity of $116.0 million at September 30, 2020.

Investment Portfolio

The following table summarizes the amortized cost and net carrying amount of the Company’s investment portfolio at September 30, 2020, classified by asset type (in thousands, except percentages and amounts in footnotes):

At September 30, 2020	Amortized Cost	Net Carrying Amount	Percent of Portfolio	Weighted Average Coupon
Core Assets:
CRE whole loans, floating-rate (1)(2)	$1,608,695	$1,560,200	96.50%	5.33%
CRE mezzanine loan and preferred equity investments (1)(2)	32,010	27,562	1.70%	11.18%
CMBS, fixed-rate (3)	2,447	2,447	0.15%	4.33%
CRE whole loans, fixed-rate (4)	4,820	4,820	0.30%	4.44%
Total Core Assets	1,647,972	1,595,029	98.65%
Non-Core Assets:
Legacy CRE assets (5)(6)	37,449	21,801	1.35%	1.42%
Total Core and Non-Core Assets	$1,685,421	$1,616,830	100.00%
(1)	Net carrying amount includes a non-cash allowance for credit losses pursuant to CECL of $52.9 million at September 30, 2020.
(2)	Classified as CRE loans on the consolidated balance sheet.
(3)	Classified as investment securities available-for-sale on the consolidated balance sheet.
(4)	Classified as other assets on the consolidated balance sheet.
(5)

Includes one legacy CRE loan reported at its amortized cost of $11.5 million classified as a CRE loan on the consolidated balance sheet that entered technical default in June 2020. The Company intends to hold this loan until payoff.

(6)	Net carrying amount includes a lower of cost or market value adjustment at September 30, 2020.

Supplemental Information

The following schedules of reconciliations and supplemental information at September 30, 2020 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income (Loss) to Core Earnings;
•	Schedule II - Summary of Securitization Performance Statistics;
•	Schedule III - Economic Book Value Per Share; and
•	Schedule IV - Supplemental Information.

Earnings Call Details

Exantas will host a live conference call on November 4, 2020 at 5:00 p.m. Eastern Time to discuss its third quarter 2020 operating results. The conference call can be accessed by dialing 877-407-0789 (U.S. domestic) or 201-689-8562 (International) with the passcode 13712399 or from the investor relations section of the Company’s website at https://exantas.investorroom.com/. For those unable to listen to the live conference call, a replay will be available on the Company’s website and telephonically from 8:00 p.m. Eastern Time on November 4, 2020 through November 18, 2020 by dialing 844-512-2921 (U.S. domestic) or 412-317-6671 (International), passcode 13712399.

About Exantas Capital Corp.

Exantas Capital Corp. is a real estate investment trust that is primarily focused on originating, holding and managing commercial real estate mortgage loans and other commercial real estate-related debt investments. The Company is externally managed by ACRES Capital, LLC (the “Manager”), a subsidiary of ACRES Capital Corp., a private commercial real estate lender exclusively dedicated to nationwide middle market CRE lending with a focus on multifamily, student housing, hospitality, office and industrial in top US markets.

For more information, please visit the Company’s website at www.exantas.com or contact investor relations at IR@exantas.com.

Safe Harbor Statement

Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	the economic impact of the COVID-19 pandemic, including but not limited to:
•	the availability of debt and equity capital to acquire and finance investments;
•	defaults or bankruptcies by borrowers on the Company’s loans or on loans underlying its investments;
•	adverse market trends that have affected and may continue to affect the value of real estate and other assets underlying the Company’s investments;
•	fluctuations in interest rates and related hedging activities;

•	increases in financing or administrative costs; and
•	general business and economic conditions that have in the past impaired and may in the future impair the credit quality of borrowers and the Company’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which the Company is subject, see Item 1A, “Risk Factors,” included in its Annual Report on Form 10-K for the year ended December 31, 2019 and the risks expressed in its other public filings with the Securities and Exchange Commission (the “SEC”).

The Company cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Certain non-GAAP financial measures are discussed in this release. The Company’s presentation of this information is not intended to be considered in isolation of or as a substitute for the financial information presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most comparable measures prepared in accordance with GAAP are set forth in Schedule I and Schedule III of this release and can be accessed through the Company’s filings with the SEC at www.sec.gov.

The remainder of this release contains the Company’s unaudited (2020) and audited (2019) consolidated balance sheets, unaudited consolidated statements of operations, a reconciliation of GAAP net income (loss) to Core Earnings, a summary of securitization performance statistics, a reconciliation of the Company’s common stock book value to its economic book value and supplemental information regarding the Company’s CRE loan portfolio.

Contact:

David J. Bryant

Chief Financial Officer

Exantas Capital Corp.

516-535-0015

IR@exantas.com

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$122,105	$79,958
Restricted cash	33,776	14,476
Accrued interest receivable	8,506	8,042
CRE loans	1,652,221	1,791,445
Less: allowance for credit losses	(52,943)	(1,460)
CRE loans, net	1,599,278	1,789,985
Investment securities available-for-sale	2,447	520,714
Principal paydowns receivable	11,005	19,517
Loan receivable - related party	11,975	—
Investments in unconsolidated entities	1,548	1,548
Derivatives, at fair value	—	30
Other assets	9,371	3,290
Assets held for sale	10,346	16,766
Total assets	$1,810,357	$2,454,326
LIABILITIES (2)
Accounts payable and other liabilities	$3,765	$3,408
Management fee payable - related party	442	701
Accrued interest payable	2,871	4,408
Borrowings	1,476,924	1,872,577
Distributions payable	6,900	10,492
Derivatives, at fair value	60	4,558
Accrued tax liability	56	38
Liabilities held for sale	1,538	1,746
Total liabilities	1,492,556	1,897,928
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share; 4,800,000 and 4,800,000 shares issued and outstanding	5	5
Common stock, par value $0.001: 125,000,000 shares authorized; 32,093,325 and 31,880,594 shares issued and outstanding (including 34,833 and 420,962 of unvested restricted shares)	32	32
Additional paid-in capital	1,091,266	1,085,041
Accumulated other comprehensive (loss) income	(10,444)	1,821
Distributions in excess of earnings	(763,058)	(530,501)
Total stockholders’ equity	317,801	556,398
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,810,357	$2,454,326

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - (Continued)

(in thousands, except share and per share data)

	September 30, 2020	December 31, 2019
	(unaudited)
(1) Assets of consolidated variable interest entities (“VIEs”) included in total assets above:
Restricted cash	$33,426	$532
Accrued interest receivable	4,925	3,780
CRE loans, pledged as collateral	1,321,890	957,045
Principal paydowns receivable	11,005	19,239
Other assets	44	25
Total assets of consolidated VIEs	$1,371,290	$980,621
(2) Liabilities of consolidated VIEs included in total liabilities above:
Accounts payable and other liabilities	$61	$175
Accrued interest payable	661	897
Borrowings	1,120,137	746,439
Total liabilities of consolidated VIEs	$1,120,859	$747,511

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
REVENUES
Interest income:
CRE loans	$24,482	$32,558	$78,482	$90,289
Securities	100	6,596	6,521	19,562
Other	56	138	168	511
Total interest income	24,638	39,292	85,171	110,362
Interest expense	13,033	22,712	43,974	63,688
Net interest income	11,605	16,580	41,197	46,674
Other revenue	19	25	62	77
Total revenues	11,624	16,605	41,259	46,751
OPERATING EXPENSES
Management fees - related party	1,284	2,528	4,728	6,862
Equity compensation - related party	1,905	552	3,118	1,647
General and administrative	5,295	2,086	11,552	7,158
Depreciation and amortization	12	8	34	39
(Reversal of) provision for credit losses, net	(8,172)	(1,137)	49,449	58
Total operating expenses	324	4,037	68,881	15,764

	11,300	12,568	(27,622)	30,987
OTHER INCOME (EXPENSE)
Net realized and unrealized gain (loss) on investment securities available-for-sale and loans and derivatives	96	—	(186,243)	4
Fair value and other adjustments on asset held for sale	(3,371)	(55)	(8,089)	(1,457)
Other income	134	107	192	259
Total other (expense) income	(3,141)	52	(194,140)	(1,194)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	8,159	12,620	(221,762)	29,793
Income tax benefit	—	—	—	—
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	8,159	12,620	(221,762)	29,793
NET LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	(63)	—	(212)
NET INCOME (LOSS)	8,159	12,557	(221,762)	29,581
Net income allocated to preferred shares	(2,588)	(2,588)	(7,763)	(7,763)
NET INCOME (LOSS) ALLOCABLE TO COMMON SHARES	$5,571	$9,969	$(229,525)	$21,818
NET INCOME (LOSS) PER COMMON SHARE - BASIC:
CONTINUING OPERATIONS	$0.17	$0.32	$(7.16)	$0.70
DISCONTINUED OPERATIONS	—	—	—	(0.01)
TOTAL NET INCOME (LOSS) PER COMMON SHARE - BASIC	$0.17	$0.32	$(7.16)	$0.69
NET INCOME (LOSS) PER COMMON SHARE - DILUTED:
CONTINUING OPERATIONS	$0.17	$0.31	$(7.16)	$0.70
DISCONTINUED OPERATIONS	—	—	—	(0.01)
TOTAL NET INCOME (LOSS) PER COMMON SHARE - DILUTED	$0.17	$0.31	$(7.16)	$0.69
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	32,893,816	31,445,492	32,078,230	31,421,294
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	32,898,862	31,714,755	32,078,230	31,634,371

SCHEDULE I

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO CORE EARNINGS

(unaudited)

Core Earnings is a non-GAAP financial measure that the Company uses to evaluate its operating performance.

Core Earnings exclude the effects of certain transactions and GAAP adjustments that the Company believes are not indicative of its current CRE loan portfolio and other CRE-related investments and operations. Core Earnings exclude income (loss) from all non-core assets, such as commercial finance, middle market lending, residential mortgage lending, certain legacy CRE assets and other non-CRE assets designated as assets held for sale at the initial measurement date of December 31, 2016.

Core Earnings, for reporting purposes, is defined as GAAP net income (loss) allocable to common shares, excluding (i) non-cash equity compensation expense, (ii) unrealized gains and losses, (iii) non-cash provisions for credit losses, (iv) non-cash impairments on securities, (v) non-cash amortization of discounts or premiums associated with borrowings, (vi) net income or loss from a limited partnership interest owned at the initial measurement date, (vii) net income or loss from non-core assets,(1)(2) (viii) real estate depreciation and amortization, (ix) foreign currency gains or losses and (x) income or loss from discontinued operations. Core Earnings may also be adjusted periodically to exclude certain one-time events pursuant to changes in GAAP and certain non-cash items.

Although pursuant to the Fourth Amended and Restated Management Agreement the Company calculates incentive compensation using Core Earnings that exclude incentive compensation payable to the Manager, the Company includes incentive compensation payable to the Manager in calculating Core Earnings for reporting purposes.

Core Earnings allocable to common shares, adjusted (“Core Earnings Adjusted”) is a non-GAAP financial measure used to evaluate the Company’s operating performance. Core Earnings Adjusted exclude certain non-recurring items and the results of certain transactions that are not indicative of the Company’s ongoing operating performance.

Core Earnings and Core Earnings Adjusted do not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income or as measures of liquidity under GAAP. The Company’s methodology for calculating Core Earnings and Core Earnings Adjusted may differ from methodologies used by other companies to calculate similar supplemental performance measures, and, accordingly, its reported Core Earnings and Core Earnings Adjusted may not be comparable to similar performance measures used by other companies.

The following table provides a reconciliation from GAAP net income (loss) allocable to common shares to Core Earnings allocable to common shares and Core Earnings allocable to common shares, adjusted for the periods presented (in thousands, except per share data and the amount in the footnotes):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss) allocable to common shares - GAAP	$5,571	$9,969	$(229,525)	$21,818

Reconciling items from continuing operations:
Non-cash equity compensation expense	1,905	552	3,118	1,647
Non-cash (reversal of) provision for CRE credit losses	(8,172)	(1,137)	48,427	58
Unrealized (gain) loss on core activities (3)	(220)	—	5,816	—
Non-cash amortization of discounts or premiums associated with borrowings	740	722	2,170	2,107
Net realized gain on non-core assets (1)(2)	—	(108)	—	(123)
Net loss (income) from non-core assets (2)	3	(2)	(30)	24

Reconciling items from discontinued operations and CRE assets:
Net interest income on legacy CRE assets	(157)	(170)	(475)	(586)
Fair value and other adjustments on legacy CRE assets	3,371	55	8,089	1,457
Loss from discontinued operations, net of taxes	22	63	80	212
Core Earnings allocable to common shares	3,063	9,944	(162,330)	26,614

Reconciling items in arriving at Core Earnings allocable to common shares, adjusted:
Loss on disposition of CMBS	—	—	180,315	—
Non-recurring transaction costs	2,637	—	2,637	—
Core Earnings allocable to common shares, adjusted	$5,700	$9,944	$20,622	$26,614

Weighted average common shares - diluted on Core Earnings allocable to common shares	32,899	31,715	32,078	31,634
Weighted average common shares - diluted on Core Earnings allocable to common shares, adjusted	32,899	31,715	32,121	31,634

Core Earnings per common share - diluted	$0.09	$0.31	$(5.06)	$0.84
Core Earnings per common share, adjusted - diluted	$0.17	$0.31	$0.64	$0.84
(1)	Net realized gain on non-core assets is a component of net income or loss from non-core assets.
(2)

Non-core assets are investments and securities owned by the Company at the initial measurement date in (i) commercial finance, (ii) middle market lending, (iii) residential mortgage lending, (iv) legacy CRE assets and (v) other non-CRE assets included in assets held for sale.

(3)	Substantially comprises the change in unrealized losses on two unencumbered CMBS investments that had an unrealized loss of $5.8 million at September 30, 2020.

SCHEDULE II

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

SUMMARY OF SECURITIZATION PERFORMANCE STATISTICS

(unaudited)

Distributions, Coverage Tests and Liquidations

The following table sets forth the distributions received by the Company and coverage test summaries for its active securitizations for the periods presented (in thousands):

	Cash Distributions		Overcollateralization Cushion (1)
Name	For the Nine Months Ended September 30, 2020	For the Year Ended December 31, 2019	At September 30, 2020	At the Initial Measurement Date	End of Designated Principal Reinvestment Period
XAN 2019-RSO7 (2)	$16,950	$10,672	$49,777	$34,341	April 2022
XAN 2020-RSO8 (2)	$8,796	$—	$26,146	$26,146	March 2023
XAN 2020-RSO9 (3)	$—	$—	$11,887	$11,887	N/A

(1)	Overcollateralization cushion represents the amount by which the collateral held by the securitization issuer exceeds the minimum amount required.
(2)

The designated principal reinvestment period for Exantas Capital Corp. 2019-RSO7, Ltd. and Exantas Capital Corp. 2020-RSO8, Ltd.is the period in which principal repayments can be utilized to purchase loans held outside of the respective securitization that represent the funded commitments of existing collateral in the respective securitization that were not funded as of the date the respective securitization was closed. Additionally, the indenture for each securitization does not contain any interest coverage test provisions.

(3)

XAN 2020-RSO9 includes a future advances reserve account, which had a balance of $21.3 million at September 30, 2020, to fund commitments that were not funded as of the closing date. Additionally, the indenture does not contain any interest coverage test provisions.

The following table sets forth the distributions received by the Company and liquidation details for its liquidated securitizations for the periods presented (in thousands):

	Cash Distributions		Liquidation Details
Name	For the Nine Months Ended September 30, 2020	For the Year Ended December 31, 2019	Liquidation Date	Remaining Assets at the Liquidation Date (1)
RCC 2017-CRE5	$—	$12,551	July 2019	$112,753
XAN 2018-RSO6	$6,748	$17,959	September 2020	$201,327
Whitney CLO I, Ltd. (2)	$—	$68	January 2019	$—
Apidos CDO I, Ltd. (3)	$—	$708	October 2014	$—

(1)	The remaining assets at the liquidation date were distributed to the Company in exchange for its notes owned and preference shares in the securitization.
(2)	Whitney CLO I, Ltd. was substantially liquidated in September 2013.
(3)	Apidos CDO I, Ltd. was substantially liquidated in October 2014.

SCHEDULE III

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

ECONOMIC BOOK VALUE PER SHARE

(unaudited)

Management views economic book value, a non-GAAP measure, as a useful and appropriate supplement to GAAP stockholders’ equity and common stock book value because it adjusts GAAP common stock book value to account for the face redemption amounts of the Company’s outstanding preferred stock, Senior Unsecured Notes due 2027 and convertible senior notes. The following table reconciles the Company’s common stock book value per share to its economic book value per share at the dates presented:

	At September 30, 2020	At June 30, 2020	At March 31, 2020	At December 31, 2019	At September 30, 2019
Common stock book value	$6.03	$6.01	$7.13	$14.00	$14.12
Non-cash 4.50% Convertible Senior Notes’ unamortized discount	(0.18)	(0.21)	(0.23)	(0.26)	(0.28)
Non-cash GAAP discount on Senior Unsecured Notes issuance	(0.09)	—	—	—	—
Preferred stock redemption value in excess of carrying value	(0.12)	(0.13)	(0.13)	(0.13)	(0.13)
Economic book value	$5.64	$5.67	$6.77	$13.61	$13.71

SCHEDULE IV

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Certain Loan Statistics

The following table presents information on the Company’s allowance for credit losses, which excludes fair value adjustments on a legacy CRE asset classified as assets held for sale, at the dates indicated (dollars in thousands, percentages based on amortized cost):

	September 30, 2020	December 31, 2019
	(unaudited)
Allowance for credit losses:
CRE whole loans	$48,495	$1,460
CRE mezzanine loan	351	—
CRE preferred equity investments	4,097	—
Total allowance for credit losses (1)	$52,943	$1,460
Allowance as a percentage of total loans	3.2%	0.1%

(1)	Represents the total non-cash reserves currently on the Company’s consolidated balance sheet pursuant to CECL at September 30, 2020.

The following table presents unaudited CRE loan portfolio statistics at September 30, 2020, excluding a legacy CRE asset classified as held for sale (percentages based on carrying value at September 30, 2020):

Loan type:
Whole loans	98.3%
Preferred equity investments	1.4%
Mezzanine loan	0.3%
Total	100.0%

Collateral type:
Multifamily	56.2%
Office	13.8%
Hotel	10.7%
Self-Storage	8.0%
Retail	7.3%
Manufactured Housing	3.3%
Industrial	0.7%
Total	100.0%

Collateral by NCREIF U.S. region:
Southeast (1)	18.0%
Southwest (2)	17.9%
Mountain (3)	17.5%
Pacific (4)	15.0%
Mid Atlantic (5)	13.0%
Northeast (6)	12.8%
East North Central	5.4%
West North Central	0.4%
Total	100.0%
(1)	CRE loans in Florida and Georgia represent 9.4% and 7.9%, respectively, of the total loan portfolio.
(2)	CRE loans in Texas represent 17.7% of the total loan portfolio.
(3)	CRE loans in Nevada and Arizona represent 7.3% and 6.8%, respectively, of the total loan portfolio.
(4)	CRE loans in California represent 13.5% of the total loan portfolio.
(5)	CRE loans in South Carolina represent 6.1% of the total loan portfolio.
(6)	CRE loans in New York represent 7.4% of the total loan portfolio.